EXHIBIT 99.1

FOR RELEASE	FOR MORE INFORMATION, CONTACT
November 4, 2026	Lisa F. Campbell | EVP | Chief Financial Officer
F&M Bank Corp.	540-896-1705
OTCQX: FMBM	fmbankva.com

F&M BANK CORP. ANNOUNCES APPROVAL TO LIST
COMMON STOCK ON NYSE AMERICAN EXCHANGE

The Company expects to begin trading under its existing ticker symbol, FMBM,

on or about Thursday, November 19, 2026.

TIMBERVILLE, Va. / ACCESS Newswire / November 4, 2026 | F&M Bank Corp. (“F&M” or the “Company” - OTCQX: FMBM), parent company of Farmers & Merchants Bank (“F&M Bank” or the “Bank”), today announced that its common stock has been approved for listing on the NYSE American LLC. The Company expects its common stock to begin trading on NYSE American under its existing ticker symbol, FMBM, on or about Thursday, November 19, 2026.

“Listing on NYSE American is a meaningful step in F&M’s continued growth,” said Chief Executive Officer Mike Wilkerson. “We believe this transition can both increase our visibility and broaden investor access for our Company while supporting our focus on building long-term shareholder value.  This opportunity allows us to continue to serve from a position of strength, meeting the banking needs of our customers for the next century and beyond.”

"We are pleased to welcome F&M Bank Corp. to NYSE American," said Paul Dorfman, Head of Listings, NYSE American. "For more than a century, F&M has served its customers and communities in Virginia, and we look forward to supporting the company as it continues to grow."

F&M’s common stock will continue trading on OTCQX, which like NYSE American is based in New York City, through market close the day before we begin trading on NYSE American. Once listing on NYSE American is in effect, trading of the Company’s common stock on OTCQX, where it has traded since 1997, will terminate. Shareholders do not need to take any action in connection with this uplisting.

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ABOUT F&M BANK CORP.

F&M Bank Corp. is an independent, publicly traded financial holding company offering a full range of financial services through our subsidiary, Farmers & Merchants Bank's (F&M Bank), fourteen banking offices in Rockingham, Shenandoah, and Augusta counties, Virginia, and the cities of Winchester and Waynesboro, Virginia. The Company also owns VSTitle, a title company subsidiary. Founded in 1908 as a community venture to serve the farmers and merchants of the Shenandoah Valley, where both the Company and the Bank are headquartered, F&M Bank remains as committed as ever to the success of the agricultural industry, small business ventures, and the nonprofit sector. F&M's values, which are gregarious, resolute, original, and wholehearted (G.R.O.W.), combined with our brand pillars of sustenance, security, and enrichment, shape the Company's decision-making, philanthropy, and volunteerism. The only publicly traded organization based in Rockingham County, we offer a diverse suite of financial products and services, and a strong team dedicated to living our mission of being the financial partner of choice in the Shenandoah Valley, both today and tomorrow, as we have been since 1908. Additional information may be found by visiting our website, fmbankva.com.

Additional information is available at https://ir.fmbankva.com/overview/default.aspx

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” as defined by federal securities laws, which are subject to significant risks and uncertainties. These include statements regarding the anticipated timing and potential benefits of the Company’s listing on NYSE American, as well as future plans, strategies, results, or expectations that are not historical facts, and are generally identified by the use of words such as “believe,” “expect,” “intend,” “anticipate,” “will,” “estimate,” “project” or similar expressions. These statements are based on estimates and assumptions, and our ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Our actual results could differ materially from those contemplated by these forward-looking statements. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to, the Company’s ability to satisfy applicable NYSE American listing requirements and begin trading within the anticipated timeframe; changes in local and national economies or market conditions; changes in interest rates; regulations and accounting principles; changes in policies or guidelines; loan demand and asset quality, including values of real estate and other collateral; deposit flow; the impact of competition from traditional or new sources; changes in tariffs and trade barriers, including potential changes in U.S. and international trade policies and the resulting impact on the Company and the Bank’s borrowers; and other factors. Readers should consider these risks and uncertainties in evaluating forward-looking statements and should not place undue reliance on such statements. We undertake no obligation to update these statements following the date of this press release.

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